NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0104 Dated December 19, 1995   Rule 424(b)(2)
(To Prospectus dated February 24, 1995 and            File number: 33-57533
Prospectus Supplement dated February 28, 1995)


Senior Medium-Term Notes, Series D
Due Nine Months or More From Date of Issue

Principal Amount:                                    $  35,000,000.00
Issue Price:                             100.000%    $  35,000,000.00
Commission or Discount:                    0.048%    $      16,800.00
Proceeds to Company:                      99.952%    $  34,983,200.00


Agent:                            Bear Stearns & Company, Inc., as Principal


Original Issue Date:              December 22, 1995
Stated Maturity Date:             December 14, 2001

Cusip #:                      		  63858R-CW-9
Form:                             Book entry only

Interest Rate:                    6.090% Fixed

Interest Payment Dates:           06/14, 12/14


Discount Note?                                                    No

May the Notes be redeemed by the Company prior to maturity?       No

May the notes be repaid prior to maturity at the option of the
holder?                                                           No